CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-260125 on Form N-14 of our report dated December 23, 2020, relating to the financial statements and financial highlights of RiverFront Asset Allocation Aggressive, RiverFront Asset Allocation Moderate and RiverFront Asset Allocation Growth & Income, three of the series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2020, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which is incorporated by reference in such Registration Statement and to the reference to us under the heading “Financial Highlights” which is included in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 17, 2021